Exhibit 10.11

FIRST AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

MACDERMID HOLDINGS, LLC

A Delaware Limited Liability Company

Dated as of February 28, 2011

This FIRST AMENDMENT TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF MACDERMID HOLDINGS, LLC, dated as of February 28, 2011 (this “Amendment”), is by and among the parties listed on the signature pages hereto. Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Existing Agreement (as defined below).

RECITALS

A. MacDermid Holdings, LLC (formerly known as MDI Holdings, LLC, the “Company”) was organized as a Delaware limited liability company on December 13, 2006 by the filing of a certificate of formation, subsequently amended on April 11, 2007 to effect the change of the Company’s name from “MDI Holdings, LLC” to “MacDermid Holdings, LLC” (the “Certificate”), with the Office of the Secretary of State of the State of Delaware under and pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et. seq.) (such Act, or any successor statute, as amended from time to time, the “Act”).

B. The Members of the Company entered into that certain Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of April 12, 2007 (the “Existing Agreement”), which amended and restated in its entirety the Limited Liability Company Operating Agreement of the Company, dated as of December 15, 2006.

C. The Members now wish to amend and restate the Existing Agreement in part as set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Members hereby agree as follows:

AGREEMENT

1. Amendments to Existing Agreement. Subject, in each case, to the terms and conditions hereof, each of the parties to this Amendment hereby agrees that:

(a) Section 2.6(c)(ii) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(ii) in the case of Class B Junior Units, 20% of the Class B Junior Units will vest ratably on each of March 31, 2011, 2012, 2013, 2014 and 2015 (each, a “Vesting Date”) if the Company attains the following financial goals with respect to the calendar year immediately prior to the year of the applicable Vesting Date (each, as will be adjusted from time to time with the approval of Court Square to take into consideration any divestitures or acquisitions by the Company occurring during such year, a “Performance Vesting Target”):

(1) if the Company’s EBITDA for calendar year 2010 is at least $137,000,000;

(2) if the Company’s EBITDA for calendar year 2011 is at least $150,000,000;

(3) if the Company’s EBITDA for calendar year 2012 is at least $162,000,000;

(4) if the Company’s EBITDA for calendar year 2013 is at least $172,000,000; and

(5) if the Company’s EBITDA for calendar year 2014 is at least $185,000,000;

provided that (x) if the Company does not attain the Performance Vesting Target for any of calendar years 2010, 2011, 2012 or 2013, but does attain the Performance Vesting Target for the immediately subsequent calendar year, then, such prior year’s Performance Vesting Target shall be deemed satisfied and such ratable portion of the Class B Junior Units that did not vest with respect to the prior calendar year shall vest on the Vesting Date for the then applicable period and (y) upon a Change of Control on or prior to March 31, 2015, if holders of the Preferred Units, Common Units and the Class A Junior Units would receive distributions pursuant to Section 4.2(b)(i)-(v) in connection with the Change of Control which, when added to the aggregate consideration (if any) received by holders of the Preferred Units, Common Units and the Class A Junior Units prior to such date from any prior Sales, equal or exceed $1,000,000,000, then (I) if the Company did not attain the Performance Vesting Target for the immediately preceding calendar year, such prior year’s Performance Vesting Target shall be deemed satisfied and such ratable portion of the

Class B Junior Units that did not vest with respect to the prior calendar year shall vest on the date of the consummation of the Change of Control, (II) such ratable portion of the Class B Junior Units with respect to the year in which the Change of Control is consummated shall vest on the date of the consummation of the Change of Control, and (III) such ratable portion(s) of the Class B Junior Units with respect to any of calendar years 2012, 2013 or 2014 that follow such year in which the Change of Control is consummated shall vest on the date of the consummation of the Change of Control; provided, however, that, in the case of clause (y), to the extent that full vesting of the relevant ratable portions of the Class B Junior Units would result in holders of the Preferred Units, Common Units and the Class A Junior Units receiving distributions pursuant to Section 4.2(b)(i)-(v) in connection with the Change of Control which, when added to the aggregate consideration (if any) received by holders of the Preferred Units, Common Units and the Class A Junior Units prior to such date from any prior Sales, are less than $1,000,000,000, than such ratable portions shall only vest to the extent that the Preferred Units, Common Units and the Class A Junior Units receive distributions pursuant to Section 4.2(b)(i)-(v) in connection with the Change of Control equal to $1,000,000,000. On the earlier of March 31, 2015 or the date of the consummation of the Change of Control, any Class B Junior Units that have not vested shall be forfeited to the Company and shall cease to be outstanding.

(b) The reference to “On the date hereof’ in, and the reference to “as of the date hereof” in the heading of, Section 3.1(b)(iii) of the Existing Agreement are hereby deleted and replaced with “As of the First Amendment Date”.

(c) Section 12.5 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company and (ii) the Members holding a majority of the outstanding Common Units and vested Junior Units on a fully diluted basis, except (a) as provided in Sections 2.4(c) and 2.5(f), (b) an amendment that materially and adversely affects any Member differently from all other similarly situated Members, increases the capital commitment of any Member or modifies the net income or loss or distributions allocable to any Member other than to reflect changes based upon issuances or cancellations of Units, additional Capital Contributions or distributions in accordance with this Agreement shall be effective only if such Member executes such amendment, and (c) an amendment that is inconsistent with the material terms of the Securityholders’ Agreement or that alters or waives the provisions of Sections 2.8, 3.2 or 9.3 or Article VIII shall be effective only if Weston Presidio V, L.P. executes such amendment. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

(d) Section 12.14 of the Existing Agreement is hereby amended as follows:

(i)	a new subsection (n) shall be added to Section 12.14 of the Existing Agreement, which new subsection (n) shall read as follows:

“First Amendment Date” means February 28, 2011.

(ii)	subsection (p) of Section 12.14 of the Existing Agreement and the reference to “Internal Rate of Return” in the Defined Terms table of the Existing Agreement shall be deleted in its entirety.

(iii)	a new subsection (x) shall be added to Section 12.14 of the Existing Agreement, which new subsection (x) shall read as follows:

“Sale” means (i) the disposition to Persons other than the Company, Court Square or Court Square Co-Investors of any or all Units of the Company or the Company’s equity interests in its Subsidiaries through a sale, merger, dissolution or otherwise, (ii) the disposition to Persons other than the Company, Court Square or Court Square Co-Investors of any non-cash consideration received for such Units, or (iii) the receipt by a holder of Units of a dividend or other distribution or payment in respect of such Units.

(iv)	Existing subsections (n)-(o) and (x)-(cc) of Section 12.14 of the Existing Agreement are hereby accordingly re-numbered as subsections (o)-(p) and (y)-(dd), respectively.

(e) Exhibit A to the Existing Agreement is hereby deleted and replaced with the revised Exhibit A attached hereto as Annex I.

(f) Exhibit B to the Existing Agreement is hereby deleted in its entirety.

(g) Subject to Section 1(b) of this Amendment, all references to “the date hereof’ in the Existing Agreement (except for those in Section 3.1(b)(iii) thereof, which are amended pursuant to Section 1(b) of this Amendment) are hereby deleted and replaced with “April 12, 2007”.

2. Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations and other instruments necessary to comply with any laws, rules or regulations.

3. Headings. The headings in this Amendment are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Amendment or any provision hereof.

4. Binding Act. Subject to the restrictions on transfer set forth in the Existing Agreement, as amended by this Amendment, this Amendment is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

5. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and the Act, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Amendment shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Members shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the original intent of the Members signatory hereto.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of a copy and/or facsimile of a fully executed counterpart to this Amendment shall be equally effective as delivery of a manually executed counterpart to this Amendment.

8. Effect of Amendment. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Agreement. The amendments provided herein shall apply and be effective only with respect to the provision(s) of the Existing Agreement specifically referred to by each such amendment. Except hall continue in full force and effect in accordance with the provisions thereof.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

COURT SQUARE CAPITAL PARTNERS II, L.P.
By: Court Square Capital GP, LLC, Its General Partner

By:	/s/ Joseph M. Silvestri
Name: Joseph M. Silvestri

COURT SQUARE CAPITAL PARTNERS II-A, L.P.
By: Court Square Capital GP, LLC, Its General Partner

By:	/s/ Joseph M. Silvestri
Name: Joseph M. Silvestri

COURT SQUARE CAPITAL PARTNERS (OFFSHORE) II, L.P.

By: Court Square Capital GP, LLC, Its General Partner

By:	/s/ Joseph M. Silvestri
Name: Joseph M. Silvestri

COURT SQUARE CO-INVESTORS:

CSC MACDERMID CO-INVESTMENT LLC

By: CSC Manager, L.P., its Manager
By: CSC Manager GP, LLC, its general partner

By:	/s/ Joseph M. Silvestri
Name: Joseph M. Silvestri

/s/ Joseph M. Silvestri
Joseph M. Silvestri

/s/ Michael A. Delaney
Michael A. Delaney

WESTON PRESIDIO V, L.P.
By:	Weston Presidio Management V, LLC Its General Partner

By:	/s/ David L. Ferguson
Name: David L. Ferguson
Title: Partner

By:	/s/ Daniel Leever
Daniel Leever

MANAGEMENT INVESTORS

By:
By:
By:
By:
By:

Schedule I

Court Square Co-Investors

CSC MacDermid Co-Investment LLC

Joseph M. Silvestri

Michael Delaney